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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Websense, Inc. 2000 Stock Incentive Plan and the Websense, Inc. 2000 Employee Stock Purchase Plan of our report dated January 16, 2004, with respect to the consolidated financial statements and schedule of Websense, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP San Diego, California August 20, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM